AS FILED WITH SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 1997
                                                   REGISTRATION NO. 333-35671




                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549
                             ------------------------

                          POST-EFFECTIVE AMENDMENT NO. 1

                                        TO

                                     FORM S-4
                              REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933
                             ------------------------

                          PACIFIC GREYSTONE CORPORATION
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                1521                    95-4337490
     (STATE OR OTHER      (PRIMARY STANDARD           (I.R.S. EMPLOYER
      JURISDICTION OF         INDUSTRIAL             IDENTIFICATION NO.)
     INCORPORATION OR     CLASSIFICATION CODE
       ORGANIZATION)            NUMBER)

                        6767 FOREST LAWN DRIVE, SUITE 300
                        LOS ANGELES, CALIFORNIA 90068-1027
                                  (213) 436-6300
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)



                                  JACK R. HARTER
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        6767 FOREST LAWN DRIVE, SUITE 300
                        LOS ANGELES, CALIFORNIA 90068-1027
                                  (213) 436-6300
       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                         AREA CODE, OF AGENT FOR SERVICE)



                                    COPIES TO:


    STEPHANIE J. SELIGMAN       RICHARD BOEHMER        DAVID W. BERNSTEIN
      WACHTELL, LIPTON,      O'MELVENY & MYERS LLP     ROBERT E. KING, JR.
        ROSEN & KATZ         400 SOUTH HOPE STREET       ROGERS & WELLS
     51 WEST 52ND STREET         LOS ANGELES,            200 PARK AVENUE
     NEW YORK, NEW YORK        CALIFORNIA 90071     NEW YORK, NEW YORK 10166
     10019 (212) 403-1000       (213) 669-6000           (212) 878-8000



         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective and all other conditions to the Merger of Lennar Corporation with Pacific Greystone Corporation pursuant to the Plan and Agreement of Merger described in the enclosed Joint Proxy Statement/Prospectus have been satisfied or waived.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]





                         CALCULATION OF REGISTRATION FEE


      TITLE OF       PROPOSED       PROPOSED     AMOUNT OF
    EACH CLASS OF     MAXIMUM        MAXIMUM     AGGREGATE
    SECURITIES TO  AMOUNT TO BE  OFFERING PRICE  OFFERING   REGISTRATION
    BE REGISTERED   REGISTERED    PER SHARE(2)   PRICE(2)     FEE(3)(4)

    Common Stock,
     $.10 par value  26,097,675     $18.125     $473,020,359   $50,173.00
                      shares(1)

    Class B Common
     Stock, $.10
     par value        9,966,631     $20.61      $205,412,266   $21,163.00
                      shares(1)

    (1) This Registration Statement covers the maximum number of shares of Common Stock and Class B Common Stock of the registrant that are expected to be issued in connection with the transactions described herein.

    (2) Determined pursuant to Rule 457(f)(1) and (2). (Based on the high/low sales price of the Common Stock on September 11, 1997 and the most recently available book value for the Class B Common Stock.)

    (3) Pursuant to Rule 457(b), the fee is after deduction of $134,250.00 paid with respect to the transaction pursuant to Section 14(g) of the Securities Exchange Act of 1934.

    (4) Fee has been previously paid.

                                     PART II

                      INFORMATION NOT REQUIRED IN PROSPECTUS

         ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                   Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his or her conduct was unlawful.

                   Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

                   Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for in Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

                   Article Nine of Greystone's Certificate of
         Incorporation provides that no director shall be personally liable to Greystone or to its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty







         to Greystone or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. In addition, Greystone maintains director and officer liability insurance policies.
























































         ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

              (a)  Exhibits

              The following Exhibits are filed as part of this Registration Statement:


         EXHIBIT
           NO.                        DESCRIPTION

           2.1 Plan and Agreement of Merger, dated as of June 10, 1997, between Pacific Greystone Corporation and Lennar Corporation (included as Annex I to the Joint Proxy Statement/Prospectus).
           5.1 Opinion of O'Melveny & Myers LLP regarding legality of securities to be issued.**
           8.1 Opinion of Rogers & Wells regarding federal income tax matters.**
           8.2 Opinion of Wachtell, Lipton, Rosen & Katz regarding federal income tax matters.**
           8.3 Opinion of Wachtell, Lipton, Rosen & Katz, dated October 31, 1997, regarding federal income tax matters.
          23.1     Consent of O'Melveny & Myers LLP (contained in Exhibit
                   5.1).
          23.2     Consent of Rogers & Wells (contained in Exhibit 8.1).
          23.3     Consent of Wachtell, Lipton, Rosen & Katz (contained in
                   Exhibit 8.2 and Exhibit 8.3).
          23.4 Consent of Ernst & Young LLP (relating to financial statements of Pacific).**
          23.5     Consent of Deloitte & Touche LLP.**
          99.1     Consent of Smith Barney Inc.**
          99.2     Form of Greystone's Proxy Card.**
          99.3     Form of Lennar's Proxy Card.**

         (b)  Financial Statement Schedules:
              Independent Auditors' Report on Schedules**

              Schedule II -- Valuation and Qualifying Accounts for fiscal years 1994, 1995 and 1996 of Lennar Corporation.*

              Schedule III -- Real Estate and Accumulated Depreciation for Lennar Corporation.*


         * Incorporated by reference to Lennar Corporation's Annual Report on Form 10-K for the fiscal year ended November 30, 1996 (File No. 6643).

         **   Previously filed.










         ITEM 22.  UNDERTAKINGS.

              (a)  The undersigned registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration,

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
         Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the







         information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

              (d) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (b) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 20 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

              (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to this request.

              (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

              (h) The undersigned registrant hereby undertakes that it will not waive the condition to its obligations to complete the Merger that the undersigned receive the favorable opinion of Wachtell, Lipton, Rosen & Katz with regard to the matters described in the Prospectus contained in this Registration Statement under the heading "Certain Federal Income Tax Consequences" without seeking further stockholder approval before consummating the Merger.







                                    SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, Pacific Greystone Corporation has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 31st day of October, 1997.

                              PACIFIC GREYSTONE CORPORATION


                              By:       /s/ Jack R. Harter
                                 -------------------------------------
                                 Jack R. Harter
                                 President and Chief Executive Officer

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE            TITLE                  DATE

           /s/ Jack R. Harter   Chairman, President,    October 31, 1997
           -------------------  Chief Executive
           Jack R. Harter       Officer and Director
                                (Principal Executive
                                Officer)

                   *            Vice Chairman,          October 31, 1997
           -------------------  Chief Financial
           Antonio B. Mon       Officer and Director
                                (Principal Financial
                                Officer)

                   * Senior Vice President, October 31, 1997 ------------------- Controller and
           Bruce E. Gross       Treasurer (Principal
                                Accounting Officer)

                   *            Director                October 31, 1997
           -------------------
           Sidney Lapidus

                   *            Director                October 31, 1997
           -------------------
           Reuben S. Leibowitz

                   *            Director                October 31, 1997
           -------------------
           John D. Santoleri

       *By: /s/ Jack R. Harter
           --------------------
              Jack R. Harter
              Attorney-In-Fact







                                INDEX TO EXHIBITS

         EXHIBIT
           NO.                    DESCRIPTION

           8.3 Opinion of Wachtell, Lipton, Rosen & Katz, dated October 31, 1997, regarding federal income tax matters.

          23.3     Consent of Wachtell, Lipton, Rosen & Katz (contained in
                   Exhibit 8.3).